POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the

undersigned hereby makes, constitutes and appoints Stephen Vintz, Kristie

Scott and Christopher Davis as the undersigned's true and lawful attorneys-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:



1.	prepare, execute, acknowledge, deliver and file a Form ID
(including
any amendments or authentications thereto) with respect to obtaining EDGAR codes, with the U.S. Securities and Exchange Commission
(the "SEC");


2.	prepare, execute, acknowledge, deliver and file
Forms 3, 4 and 5
(including any amendments thereto) with respect to the securities of Vocus,
Inc., a Delaware corporation (the "Company"), with the SEC, any national securities exchanges and the Company, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the
"Exchange Act");

3.	seek or obtain, as the
undersigned's
representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and


4.	perform any and all other acts which in the
discretion of such
attorneys-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The
undersigned
acknowledges that:

1.	this Power of Attorney
authorizes, but does not
require, such attorneys-in-fact to act in their discretion on information provided to such attorneys-in-fact without independent verification of such information;

2.	any documents
prepared and/or executed by such
attorneys-in-fact on behalf of the
undersigned pursuant to this Power of
Attorney will be in such form and
will contain such information and
disclosure as such attorney-in-fact, in
his or her discretion, deems
necessary or desirable;

3.	neither
the Company nor such
attorneys-in-fact assumes (a) any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, (b) any liability of the undersigned for any failure to comply with such requirements, or (c) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange
Act; and


4.	this Power of Attorney does not relieve the
undersigned from
responsibility for compliance with the undersigned's obligations under the
Exchange Act, including without limitation the reporting requirements under
Section 16 of the Exchange Act.

The
undersigned hereby gives and
grants the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, with full power of substitution and revocation, hereby ratifying all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this
Power of Attorney.
This Power of Attorney shall remain
in full force
and effect until revoked by the undersigned in a signed writing delivered to such attorneys-in-fact.

IN WITNESS WHEREOF, the
undersigned has
caused this Power of Attorney to be executed as of this 30th day of
November 2005.

Name:	/s/ Richard Rudman